UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2017

ADURO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37345	94-3348934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, the Board of Directors (the “Board”) of Aduro Biotech, Inc. (“Aduro” or the “Company”) appointed Jennifer Lew as Aduro’s Chief Financial Officer. Ms. Lew, 45, joined Aduro in October 2013 and has served as Aduro’s Senior Vice President of Finance since January 2015. Prior to joining Aduro, from 2004 to 2013, Ms. Lew held various positions of increasing responsibility at Dynavax Technologies, culminating as Vice President of Finance and Principal Accounting Officer responsible for all accounting and finance operations. Earlier in her career Ms. Lew served as Assistant Controller and Director of Finance at QRS Corporation, a publicly-held technology company, and was a member of the audit practice at Ernst & Young. Ms. Lew earned a B.A. in Economics/Accounting and Government from Claremont McKenna College and is a Certified Public Accountant (inactive status).

In connection with her appointment as Chief Financial Officer, the Compensation Committee of the Board approved an increased annual base salary for Ms. Lew of $385,000 with a 2018 cash bonus potential of 40% of base salary, both retroactive to January 1, 2018. There are no family relationships between Ms. Lew and any director or executive officer of Aduro, and Ms. Lew has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Gregory W. Schafer, Aduro’s Chief Operating Officer, notified the Company on December 29, 2017 that he will resign his position effective March 1, 2018. In his capacity as Chief Operating Officer, Mr. Schafer had, until the appointment of Ms. Lew as Chief Financial Officer, served as the Company’s principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: January 5, 2018	By:	/s/ Jennifer Lew
Jennifer Lew
Chief Financial Officer